                                    EXHIBIT 3(i)
                                AMENDED AND RESTATED
                             ARTICLES OF INCORPORATION
                                         OF
                           AMERICAN CRYSTAL SUGAR COMPANY


                                     ARTICLE I
                        NAME, PURPOSE AND NATURE OF BUSINESS

SECTION 1. The name of this cooperative corporation shall be American Crystal Sugar Company.

SECTION 2. The purpose of this corporation shall be to receive, handle, manufacture, process and market the agricultural products of its shareholders and other persons; to purchase, handle, and distribute agricultural supplies and equipment to its shareholders and other persons; and to perform any and all related services for its shareholders and other persons. To this end, all of this corporation's activities shall be conducted upon the cooperative plan and it shall have all of the power now or hereafter granted to such cooperative corporations by Minnesota statutes.

SECTION 3. The general nature of the business of this corporation shall be to engage in any activity in connection with the marketing, selling, preserving, drying, manufacturing, processing, storing, handling, shipping or utilization of sugarbeets and other agricultural products produced or delivered to it by its shareholders and other persons and with the manufacturing and marketing of the by-products thereof, to provide facilities and services therefore, and to engage in any activities in connection with the purchasing, manufacturing, selling, warehousing, handling, shipping, distributing, and otherwise dealing in and procuring for its shareholders or other persons, any and all kinds of supplies and equipment and to perform any and all services to or for its shareholders or other persons as may be required by them in their respective operations, and in the financing of such activities.

SECTION 4. The principal place of transacting the business of this corporation shall be in the City of Moorhead, County of Clay and State of Minnesota. The current registered office is: 101 North Third Street, Moorhead, Minnesota 56560.

SECTION 5. This corporation shall not market the products of non-shareholders in an amount, the value of which exceeds the value of the products marketed for shareholders. It shall not purchase supplies and equipment for non-shareholders in an amount, the value of which exceeds the value of supplies and equipment purchased for shareholders.

                                     ARTICLE II
                                       PERIOD

The period of duration of this corporation shall be perpetual.


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                                    ARTICLE III
                                   CAPITAL STOCK

SECTION 1. The maximum amount of authorized capital stock of this corporation shall be $46,102,000, divided into $40,000 par value common stock and $46,062,000 par value preferred stock. The common stock shall be divided into 4,000 shares of the par value of $10 each. The preferred stock shall be divided into 600,000 shares of the par value of $76.77 each. No dividend shall be paid on either the common stock or preferred stock.

SECTION 2.  Only the holders of common stock shall have voting power in this
corporation.   An individual person shall not be permitted to cast more than one vote on any matter submitted for a vote of the common shareholders, whether acting on behalf of such individual, as a voting representative of a common shareholder which is not a natural person, or a combination of both.

SECTION 3. The ownership of the common stock in this corporation shall be restricted to "operators" who reside in the territories served by this corporation. The bylaws shall define the term "operator" and may further restrict common stock ownership to operators who purchase securities of this corporation in an amount and of a type prescribed by the board of directors.

SECTION 4. The preferred stock shall be preferred as to assets upon dissolution. In the event of dissolution, the holders of preferred stock shall be entitled to be paid the par value of their shares prior to any payments to the holders of common stock.

SECTION 5. The holders of common stock shall not be entitled, as shareholders, to any share in the savings of this corporation and the net income in excess of additions to reserves shall be distributed to common shareholders on the basis of patronage. Patronage refunds may be distributed in cash or credits as more particularly provided in the bylaws. Patronage dividends distributed in credits shall be redeemable only as directed by the board of directors. The records of this corporation may show the interest of shareholders in the reserves. In the event of dissolution such dividends shall be paid after the redemption of the preferred stock but prior to redemption of the common stock.

SECTION 6. Shares of the capital stock of this corporation shall be transferable only with the approval of the board of directors.

                                     ARTICLE IV
                                     DIRECTORS

SECTION 1. The governance of this corporation shall be vested in a board of not less than five (5) directors; the exact number to be stated in the Bylaws. All members of the board of directors shall be either common shareholders of this corporation, or in the case of a common shareholder who is other than a natural person, a duly appointed or elected representative of such common shareholder who meets the qualifications for directors set forth in the Bylaws.


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SECTION 2.  Members of the board of directors shall be elected at the factory district meetings of the common shareholders of this corporation for such terms and in such manner as prescribed in the bylaws. The bylaws shall provide that directors be elected from the various geographical areas served by this corporation, which areas shall be the factory districts.

SECTION 3. No director of this corporation shall be personally liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     (a) For a breach of the director's duty of loyalty to this corporation or its shareholders;

     (b) For actions or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

     (c) For a transaction from which the director derived an improper personal benefit; or

     (d) For an act or omission occurring prior to the date when the provisions of this section became effective.

It is the intention of the shareholders of this corporation to eliminate or limit the personal liability of the directors of this corporation to the greatest extent permitted under Minnesota law. If amendments to the Minnesota Statutes are passed after this section becomes effective which authorize cooperatives to act to further eliminate or limit the personal liability of directors, then the liabilities of the directors of this corporation shall be eliminated or limited to the greatest extent permitted by the Minnesota Statutes, as so amended. Any repeal or modification of this Section by the shareholders of this corporation shall not adversely affect any right of or any protection available to a director of this corporation with respect to acts which occurred prior to the time of such repeal or modification.

                                     ARTICLE V
                                   INCORPORATORS

The names and addresses of the incorporators of this cooperative association are as follows:

          Wilburn Brekken     Crookston, Minnesota 56716
          Lloyd Morwood       Forest River, North Dakota 58223
          Herb Anderson       Hillsboro, North Dakota 58045
          Walter Nyquist      Route 2
                              Moorhead, Minnesota 56560
          A.C. Bloomquist     516 South 7th Street
                              Moorhead, Minnesota 56560


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          Tom Sinner          Route 1
                              Casselton, North Dakota 58012
          Alfred Jensen       Stephen, Minnesota 56757
          Patrick Benedict    Sabin, Minnesota 56580
          Morris Dahl         Drayton, North Dakota 58225
          Ralph Larson        Route 2
                              E. Grand Forks, Minnesota 56721
          Arnet Weinlaeder    Drayton, North Dakota 58225
          Armin Ross          Fisher, Minnesota 56723
          Harold Thorson      Route 1
                              E. Grand Forks, Minnesota 56721




Amended August 27, 1975
Amended June 16, 1976
Amended December 7, 1989
Amended August 31, 1994
Amended and Restated April 22, 1998

                                AMENDED AND RESTATED
                                       BYLAWS
                                         OF
                           AMERICAN CRYSTAL SUGAR COMPANY


                                     ARTICLE I
                                    SHAREHOLDERS

SECTION 1. QUALIFICATIONS TO BECOME A COMMON SHAREHOLDER. Any person, firm, partnership, or corporation who is a bona fide sugarbeet farm operator in the territory in which this corporation is engaged in business and who agrees to purchase securities of this corporation and to abide by its Articles of Incorporation and Bylaws, may, upon approval of the board of directors, become a common shareholder of this corporation. The term Operator shall mean the person, firm, partnership or corporation who is the legal owner of the sugarbeet crop, who has a majority financial interest in the crop, and who has general control of the sugarbeet operations on the farm where the sugarbeet crop is grown.

SECTION 2. PURCHASE OF SECURITIES. To become a common shareholder of this corporation an eligible person, firm, partnership or corporation must purchase one share of common stock of this corporation and further purchase the preferred stock of this corporation in an amount prescribed by this corporation's board of directors, which amount will be prescribed in proportion to the acreage of sugarbeets which the common shareholder from time to time places under contract with this corporation.

SECTION 3. SALE AND TRANSFER OF SHARES. Whenever any shareholder desires to sell his common and preferred stock, he shall first offer it to this corporation for purchase by this corporation at the par value thereof. In the event such stock is not purchased by this corporation after receipt of a written notice from the shareholder offering the said stock for sale, then the shareholder may sell said stock to any person, firm, partnership or corporation who will fall within the definition of "operator" as set forth in these bylaws. Said sale and transfer of stock shall be approved by the board of directors if:

     (a) The location of the land upon which the transferee proposes to grow the beets, in the judgment of the board of directors, does not disrupt the beet delivery system and does not increase the beet delivery costs to this corporation,

     (b) The transfer does not, in the judgment of the board of directors, create an uneconomic beet growing unit, and

     (c) The transfer is not, in the judgment of the board of directors, detrimental to the best interests of this corporation.

A mortgage, pledge, or hypothecation of shares shall not be considered a sale or transfer and such mortgage, pledge or hypothecation including the subsequent foreclosure thereof or transfer to the secured party in lieu of foreclosure, shall be deemed complete, if otherwise complete, without the necessity of approval of the board of directors. Transfer of ownership of shares to the secured party through foreclosure or transfer in lieu of foreclosure shall not render the secured party an operator as to the acres of sugarbeets under a contract supported by those preferred shares. Such secured party is a shareholder for the purposes of this Section 3 of Article I.

SECTION 4. INELIGIBILITY OF A COMMON SHAREHOLDER. Whenever the board of directors, by resolution, finds that a common shareholder has become ineligible to be such, the board may refund to such common shareholder or his legal representative, the par value of the common stock held by such shareholder and, upon such payment, said common shareholder shall cease to have voting rights in this corporation. Such resolution may only be adopted by the board of directors at a meeting, 20 days written notice of which was served upon the common shareholder alleged to be ineligible by United States Certified Mail. Said notice shall state with particularity the grounds upon which the common shareholder is alleged to be ineligible and such common shareholder shall be entitled to be heard thereon. A common shareholder may be found to be ineligible by reason of:

     (a)  Failure to meet the operator definition of Article I, Section 1, or

     (b)  Failure to abide by the Articles and Bylaws of this corporation, or

     (c)  Failure to abide by the terms of the marketing agreement, or

     (d) Failure to abide by this corporation's agriculture regulations and policies.

Upon redemption of the common stock as provided in this Section 4 of Article I, the right to deliver sugarbeets to this corporation shall terminate.

SECTION 5. REDEMPTION OF PREFERRED STOCK UNIT RETAINS, AND OTHER EQUITY INTEREST. No shareholder shall have any right whatsoever to require the redemption of his preferred stock, unit retains, or other equity interests in this corporation, and such redemption or retirement of preferred stock, unit retains, or other equity interests shall be as authorized, from time to time, by the board of directors.

SECTION 6. FIRST LIEN. This corporation shall have a first lien on all shares of its capital stock, and on all equity, patronage capital, unit retains, and other equity interests standing on its books, for all indebtedness of the respective shareholders or owners thereof to this corporation. This corporation shall also have the right, exercisable at the option of the board of directors to set off such indebtedness against the amount of such capital stock, patronage capital, unit retains and other equity interest standing on its books; provided, however, that nothing contained herein shall give the holder of such interests any right to have such set-off made. This corporation may subordinate this lien to other indebtedness secured by such capital stock, equity, patronage capital, unit retains, and other equity interests.

                                     ARTICLE II
                                SHAREHOLDER MEETINGS

SECTION 1. ANNUAL MEETING. The annual meeting of the common shareholders of this corporation shall be held on a date to be determined by the board of directors in December of each year at such place within or without the State of Minnesota as the board of directors may designate in the notice of the meeting. Written notice of meetings of the common shareholders shall be given to each common shareholder by mail at his last known post office address as the same appears upon the books and records of this corporation, which notice properly addressed, shall be placed in the United States Mail not less than fifteen (15) days prior to the date of the meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of the common shareholders may be called by a majority vote of the directors of this corporation or upon the written petition of at least twenty (20) percent of the common shareholders, in which case it shall be the duty of the president to cause due notice of the meeting to be given. Notice of a special meeting of common shareholders shall state the time, place and purpose of the special meeting and shall be issued within ten (10) days from and after the date of presentation of such a petition, and the special meeting shall be held within thirty (30) days from and after the date of the presentation of such a petition. Mailed notice of a special meeting shall be given in the same manner as prescribed for a notice of a regular meeting of common shareholders.

SECTION 3. MAIL VOTING. Any common shareholder who is absent from any meeting of the common shareholders may vote by mail on the ballot hereinafter prescribed, upon any motion, resolution or amendment which the board of directors may in its discretion submit to the common shareholders for vote by them. Such ballot shall be in the form prescribed by the board of directors and shall contain the exact text of the proposed motion, resolution or amendment to be acted upon at such meeting and the date of the meeting; and shall also contain spaces opposite the text of such motion, resolution or amendment in which such common shareholder may indicate his affirmative or negative vote thereon. Such common shareholder shall express his choice by making an "x" in the appropriate space upon such ballot. Such ballot shall be signed by the common shareholder and when received by the secretary of this corporation, shall be accepted and counted as the vote of such absent common shareholder at such meeting.

SECTION 4. QUORUM. At any regular, special or factory district meeting of the common shareholders, the quorum necessary to the transaction of business shall be ten percent of the total number of common shareholders entitled to vote at such meeting, present in person or by mailed votes. Should the number of common shareholders entitled to vote at such meeting exceed the number of 500, then in that event, 50 common shareholders present in person or by mail votes shall constitute a quorum. The fact of a quorum shall be established by a registration of the common shareholders of this corporation present at such meeting, which registration shall be verified by the secretary of this corporation or the presiding officer of a factory district meeting, as the case may be, and shall be reported in the minutes of the meeting.

SECTION 5. PROXY OR CUMULATIVE VOTING. No proxy or cumulative voting shall be allowed at any meeting of the common shareholders of this corporation.

                                    ARTICLE III
                                     DIRECTORS

SECTION 1. FACTORY DISTRICTS. The election of directors of this corporation shall be by factory districts. There shall be five factory districts which shall be geographically described as designated on the master factory district map on file in the company's main office. Additional factory districts may be established by amendment to these Bylaws.

SECTION 2. NUMBER OF DIRECTORS. The board of directors of this corporation shall consist of three directors from each of the factory districts.

SECTION 3. ELECTION OF DIRECTORS. The board of directors shall call factory district meetings of the common shareholders belonging to that factory district to be held at least seven days prior to the annual common shareholders' meeting. The factory district meetings shall be presided over by the incumbent director whose term of office is the last to expire, except that the board of directors shall designate the person to preside over a factory district meeting when such an incumbent director is not available. The notice of said factory district meetings shall be given by mail in the same fashion as notice of common shareholders' meetings specified in Article II, Section 1, of these bylaws. Directors shall be elected by ballot at said factory district meetings. Nominations for director may be made by petition signed by at least ten members and submitted to the secretary at least five days prior to the date of the district meeting. The secretary shall prepare ballots, containing such nominations, for distribution at the district meetings. Nominations may also be made from the floor at the factory district meetings and space shall be provided on the ballots for nominations from the floor. Upon request common shareholder lists by factory district shall be made available to those persons nominated for election as a director thirty (30) days prior to the factory district meeting.

SECTION 4. DETERMINATION OF DISTRICTS. A common shareholder shall belong to and vote in the factory district where the shareholder resides. A common shareholder who is other than a natural person shall belong to, and its representative shall vote in, the factory district where such common shareholder has its principal place of business. In appropriate cases, the board of directors may, upon request of a common shareholder, assign such common shareholder a different factory district. The determination of the board of directors as to a shareholder's factory district shall be in all respects, conclusive.

SECTION 5. QUALIFICATIONS OF DIRECTORS. Directors representing a factory district shall be elected from among the common shareholders or representatives of such shareholders who are other than natural persons, belonging to that district. If eligible for election under this section when elected, a director shall remain eligible to serve out the term for which elected, notwithstanding a change in his factory district. No common shareholder who contracts for the delivery of sugarbeets to any processor other than this corporation shall be eligible to serve on the board of directors of this corporation. A common shareholder who is other than a natural person may designate an individual representative of such common shareholder to be eligible for election as a director of this corporation; provided, that such individual representative must be actively operating the farm upon which the sugarbeets of the common shareholder are grown. No person shall serve more than four (4) consecutive three (3) year terms as a director.

SECTION 6. TERMS OF DIRECTORS. Directors shall be elected for terms of three years, and one director shall be elected each year from each factory district.

SECTION 7. COMMENCEMENT OF TERM. Directors who are elected at the factory district meetings shall take office immediately at the close of the next annual meeting and shall hold office until their successors are duly elected and qualified.

SECTION 8. ELECTION OF OFFICERS. Promptly following each annual common shareholder's meeting, the board of directors shall convene and organize. It shall elect from its membership, a chairman and one or more vice chairmen. The board shall also elect a president, one or more vice presidents, a secretary, a treasurer and such additional officers deemed necessary, none of whom need be directors or shareholders of this corporation. Any officer elected by the board of directors may be removed by the board for cause.

SECTION 9. QUORUM. A quorum for meeting of the board of directors shall be a majority of the directors. A majority vote of the directors present (a quorum being present) shall decide all questions except where a greater vote is expressly required by law or these bylaws.

SECTION 10. VACANCIES. The common shareholders of a factory district shall have the power at any regular or special common shareholders' meeting (whether a factory district meeting or otherwise) to remove for cause, a director representing that factory district and to fill the vacancy caused by such removal from among the common shareholders of that factory district or representatives of such shareholders who are other than natural persons. A vacancy on the board occurring in any other manner may be filled from among the common shareholders of the proper factory district or representatives of such shareholders who are other than natural persons, by appointment by a majority vote of the directors then in office. The person so appointed shall serve until the next annual or special meeting of the common shareholders of that factory district when a successor shall be elected to serve out the unexpired regular term of said directorship.

SECTION 11. MEETING. The board of directors shall meet at such time and upon such notice as the board may prescribe. Any business may be transacted at any meeting of the board of directors without the specification of such business in the notice of the meeting.

SECTION 12. COMPENSATION. Directors may be compensated for their services as directors, rendered to this corporation, as authorized by the board of directors. They shall receive expenses incurred in the performance of their duties to this corporation.

SECTION 13.  AUTHORITY OF DIRECTORS.  The directors are authorized to:

     (a) Employ and at their pleasure, remove, all agents and employees of this corporation and to fix their compensation, prescribe their duties and enter into employment contracts of any kind not specifically prohibited by the members.

     (b) Conduct, manage and control the business affairs of this corporation and make rules and regulations for the guidance of the officers, agents and employees of this corporation.

     (c) Incur indebtedness and to direct and authorize the president, vice president, treasurer and secretary or any or all of them to execute on behalf of this corporation, any contracts, notes, mortgages, evidences of indebtedness, or other legal documents.

     (d) The board shall provide for the adequate insurance of the property of this corporation or property which may be in the possession of this corporation, or stored by it, and not otherwise adequately insured. In addition, the board shall provide adequate insurance covering liability for accidents to all employees and the public.

     (e) Have installed and maintained an adequate system of accounts and records. At least once a year the board shall obtain the services of a competent and disinterested public auditor or accountant who shall audit the books and accounts of this corporation and render a report in writing thereon, which report shall be submitted to the common shareholders of this corporation at their annual meeting. This report shall include at least a balance sheet, an operating statement and a source and application of funds statement for the fiscal period under review.

     (f) Do all other things permitted by law and not prohibited by these bylaws.

SECTION 14. INFORMAL MEETINGS. The chairman of the board of directors shall call two informal meetings of the board of directors each year to which shall be invited the factory district boards of directors of the Red River Valley Sugarbeet Growers Association.

                                     ARTICLE IV
                                  OFFICERS' DUTIES

SECTION 1. CHAIRMAN OF THE BOARD. The chairman of the board of directors shall have supervision of the general policy of this corporation as such policy is from time to time determined by the board of directors. He shall preside at all meetings of shareholders and of the board of directors. He shall call meetings of the board of directors as he deems necessary or desirable and when required to do so by law, the Articles of Incorporation or these Bylaws.

SECTION 2. VICE CHAIRMEN OF THE BOARD. The vice chairmen of the board of directors shall, when necessary because of the chairman's death, absence or inability to act, exercise all the powers and perform all the duties of the chairman of the board. Should the board of directors elect more than one vice chairman of the board, they shall be designated by the numerical order in which they succeed to the duties of the chairman of the board.

SECTION 3. PRESIDENT. The president shall be the chief executive officer of this corporation in all its operations subject to the control of the board. He shall do and perform all acts incident to the position of president authorized or required by the board, law, Articles of Incorporation or these Bylaws.

SECTION 4. THE VICE PRESIDENTS. The vice president shall have such powers and perform such duties as the board of directors may prescribe for those offices and as the president may delegate to those positions.

SECTION 5. SECRETARY. The secretary shall keep or cause to be kept complete minutes of each meeting of the members and of the board of directors and of any committees of the board. He shall be the custodian of the corporate records and of the seal thereof, shall supervise the preparation and service of all notice of meetings as required by law or by these Bylaws, shall submit such secretarial reports at the annual and other meetings of the shareholders and directors as required by the board of directors, shall execute those documents directed to be executed by the board of directors and shall perform such other duties as the board of directors may prescribe for that office and as the president may delegate to the position.

SECTION 6. TREASURER. The treasurer shall have custody and control of all of the funds and securities of this corporation, shall have authority to deposit monies of this corporation in depositories selected by it, shall keep or cause to be kept full and accurate accounts of the receipts and disbursements of this corporation, shall execute those documents directed to be executed by the board of directors and shall perform such other duties with respect to finances as the board of directors may prescribe for that office and as the president may delegate to that position through the chief financial officer of this corporation.

                                     ARTICLE V
                                     PATRONAGE

SECTION 1. NET INCOME. That portion of the net income of this corporation resulting from business done with or for members shall be distributed annually on the basis of dollar volume of patronage, in cash or in the form of credits in patronage credit accounts set up on the books of this corporation. Distribution of patronage shall be made as soon as practicable after the close of each fiscal year and written notice thereof shall be sent to each shareholder showing the total amount of distribution made to such shareholder and the manner of such distribution, setting forth the amount distributed in cash and in credits.

SECTION 2. QUALIFIED PATRONAGE DISTRIBUTION AND CONSENT BYLAW. When, in the discretion of the board of directors, all or a portion of the net income distributed to members pursuant to

Section 1 hereof, should be qualified for exclusion from the taxable income of this corporation pursuant to 26 U.S.C. 1382 (Internal Revenue Code), it shall so declare by resolution, specifying the portion to be so qualified and thereafter, there shall be paid to this corporation's shareholders entitled thereto, in cash prior to eight and one-half months after the close of this corporation's fiscal year, at least 20 percent (20%) of that portion of the patronage dividend distribution so designated by the board of directors for qualification. In such event, each shareholder of this corporation shall, by the act of continuing as a shareholder, and by that act alone, consent that the amount of any distributions with respect to the patronage of this corporation qualified pursuant to this Section, which are made in written notices of allocation (as defined in 26 U.S.C. 1388) and which are received by such shareholder from this corporation, will be taken into account by such shareholder at the stated dollar amount in the manner provided in 26 U.S.C. 1385 for regular tax and alternative minimum tax purposes in the taxable year in which such written notices of allocation are received. In addition, each shareholder of this corporation shall, by the act of continuing as a shareholder, and by that act alone, consent that the amount of any Alternative Minimum Tax-only (AMT-only) qualified patronage credits issued pursuant to Section 6 of this Article which are made in written notices of allocation (as defined in 26 U.S.C. 1388) and which are received by such shareholder from this corporation will be taken into account by such shareholder at the stated dollar amount in the manner provided in 26 U.S.C. 1385 in calculating his federal alternative minimum taxable income for the taxable year in which written notice of allocation is received. The purpose of this consent Bylaw is to make patronage distributions described in this Section qualified written notices of allocation within the meaning of the United States Internal Revenue Code.

SECTION 3. NONQUALIFIED PATRONAGE DISTRIBUTION. When, in the discretion of the board of directors, all or a portion of the net income of this corporation distributed to members pursuant to Section 1 hereof, should not be qualified for exclusion from this corporation's taxable income pursuant to 26 U.S.C. 1382, the board of directors shall so declare by resolution, specifying the portion to which qualification shall not apply and upon the adoption of such resolution, the provisions of Section 2 of this Article shall not apply to such portion of the patronage distribution. Such determination may be made separately for regular income tax purposes and for alternative minimum tax purposes.

SECTION 4. RETIREMENT OF PATRONAGE. Whenever in the discretion of the board of directors, the capital represented by patronage is found to be in excess of the amount needed for the operation of the business, such excess may be distributed in cash; and when paid in cash, it shall be the general policy to pay the oldest outstanding patronage first, except that the board of directors may determine to pay either the oldest outstanding qualified patronage or the oldest outstanding nonqualified patronage or a portion of each to facilitate corporate purposes.
At the discretion of the board of directors, a shareholder's patronage may be paid in cash in other than the regular order when such patronage is carried on the books of this corporation in respect of a deceased person or when earlier payments of individual amounts will facilitate this corporation's records, aims, purposes and good will. Patronage shall be redeemed only when such redemption is not in violation of any agreements entered into by this corporation.

SECTION 5. TRANSFER OF PATRONAGE. Patronage capital shall not be transferred except with the approval and consent of the board of directors.

SECTION 6. ISSUANCE AND CANCELLATION OF AMT-ONLY PATRONAGE CREDITS. The amount by which the taxable income of this corporation resulting from business done with or for members as determined for federal alternative minimum income tax purposes exceeds such taxable income as determined for federal regular income tax purposes, shall be distributed annually on the basis of dollar volume of patronage in the form of AMT-only patronage credits. Written notice thereof shall be sent to each shareholder showing the total amount of such AMT-only patronage credits. The board of directors shall have discretion comparable to that granted in Sections 2 and 3 of this Article to designate all or a portion of AMT-only patronage credits as AMT-only qualified patronage credits or AMT-only nonqualified patronage credits; provided, that AMT-only qualified patronage credits may be issued only if the cash portion of the distribution made pursuant to Section 1 of this Article is increased by 20% of the amount of any AMT-only qualified patronage credits and is paid in the manner and within time provided in
Section 2 of this Article. AMT-only patronage credits shall be separate and distinct from patronage credits issued pursuant to Section 1 of this Article. AMT-only patronage credits shall not be redeemable by this corporation and shall automatically be cancelled with no further action required on the part of this corporation when and to the extent that the taxable income of this corporation resulting from business done with or for members as determined for federal regular income tax purposes exceeds such taxable income as determined for federal alternative minimum income tax purposes (excluding income, if any, attributable to cancellation of AMT-only patronage credits and AMT-only unit retains) for a fiscal year. AMT-only patronage credits shall not be subject to Section 4 of this Article, Article XI, nor to any other reference herein to patronage credits and, notwithstanding Section 5 of this Article, shall be deemed transferred proportionately with any transfer of stock pursuant to Section 3 of Article I.

                                     ARTICLE VI
                                    UNIT RETAINS

SECTION 1. UNIT RETAINS. This corporation, by action of its board of directors, may require investment in its capital in addition to the investments from retained patronage. These investments shall be direct capital investments from a retain on a per ton basis of sugarbeets purchased from its common shareholders, not to exceed 10 percent (10%) of the weighted average gross per ton payment for beets delivered to this corporation (calculated by dividing the total dollar amount required for beet payments by the number of net tons delivered). The unit retains, if required, shall be made on all sugarbeets delivered, in the same amount per ton. Each shareholder, by continuing to be such, agrees that he will invest in the capital of this corporation as prescribed in this Article. Such investments shall be accounted for separately in a unit retain account set up on the books of this corporation.

SECTION 2. QUALIFIED UNIT RETAINS AND CONSENT BYLAW. Each shareholder of this corporation by the act of continuing as a shareholder and by that act alone agrees that the amount of any unit retain charged such shareholder as provided in Section 1 of this Article and qualified by appropriate action of this corporation pursuant to 26 U.S.C. 1388 will be taken into account by such shareholder at its stated dollar amount in the manner provided in 26 U.S.C. 1385 for regular tax and alternative minimum tax purposes and will be reported by such shareholder in his income tax returns for the taxable year in which qualified written notice of such retain is received. In addition, each shareholder of this corporation shall, by the act of continuing as a shareholder, and by that act alone, consent that the amount of any AMT-only qualified unit retain issued pursuant to Section 6 of this Article and qualified by appropriate action of this corporation pursuant to 26 U.S.C. 1388 will be taken into account by such shareholder at its stated dollar amount in the manner provided in 26 U.S.C. 1385 in calculating such shareholder's alternative minimum taxable income and will be reported by such shareholder in his income tax returns for the taxable year in which a qualified written notice of such retain is received. The purpose of this consent Bylaw is to make such a unit retain described in this Section 2 a "qualified per unit retain" within the meaning of the United States Internal Revenue Code.

SECTION 3. NONQUALIFIED UNIT RETAINS. When, in the discretion of the board of directors, all or a portion of any unit retain charged as provided in this Article should not be qualified for exclusion from this corporation's taxable income pursuant to 26 U.S.C. 1382, the board of directors shall so declare by resolution, specifying the portion to which qualification shall not apply and upon the adoption of such resolution, the provisions of Section 2 of this Article shall not apply to such portion of the unit retain. Such determination may be made separately for regular income tax purposes and for alternative minimum tax purposes.

SECTION 4. RETIREMENT OF UNIT RETAINS. Whenever in the discretion of the board of directors the capital represented by the unit retain is found to be in excess of the amount needed for the operation of the business, then it shall distribute such excess in cash, and when paid in cash it shall be the general policy to pay the oldest outstanding unit retains first except that the board of directors may determine to pay either the oldest outstanding qualified unit retains or the oldest outstanding nonqualified unit retains or a portion of each to facilitate corporate purposes. At the discretion of the board of directors, unit retains may be paid in cash in other than the regular order when such retains are carried on the books of this corporation in respect of a deceased person, or when earlier payment of other individual amounts will facilitate this corporation's records, aims, purposes and good will. Unit retains shall be redeemed only when such redemption is not in violation of any agreements entered into by this corporation.

SECTION 5. TRANSFER OF UNIT RETAINS. Unit retains shall not be transferred except with the approval and consent of the board of directors.

SECTION 6. ISSUANCE AND CANCELLATION OF AMT-ONLY UNIT RETAINS. If the taxable income of this corporation resulting from business done with or for members as determined for federal alternative minimum income tax purposes (before patronage distributions) exceeds such taxable income as determined for federal regular income tax purposes for a fiscal year, in its discretion, the board of directors may declare an AMT-only unit retain in the amount of some or all of such excess which shall be allocated among the shareholders on the basis of all sugarbeets delivered, in the same amount per ton. Written notice thereof shall be sent to each shareholder showing the total amount of AMT-only unit retain. The board of directors shall have discretion comparable to that granted in Sections 2 and 3 of this Article to designate all or a portion of the AMT-only unit retains as AMT-only qualified unit retains or AMT-only nonqualified unit retains. AMT-only unit retains shall be separate and distinct from unit retains issued pursuant to Section 1 of this Article. AMT-only unit retains shall not be redeemable by this corporation and shall automatically be cancelled with no further action required on the part of this corporation when and to the extent that the taxable income of this corporation resulting from business done with or for members as determined for federal regular income tax purposes exceeds such taxable income as determined for federal alternative minimum income tax purposes (excluding income, if any, attributable to cancellation of AMT-only unit retains) for a fiscal year. AMT-only per unit retains shall not be subject to Section 4 of this Article, Article XI, nor to any other reference herein to unit retains and, notwithstanding Section 5 of this Article, shall be deemed transferred proportionately with any transfer of stock pursuant to Section 3 of Article I.

                                    ARTICLE VII
                                       LOSSES

That portion of any net loss of this corporation resulting from business done with or for members shall be distributed to shareholders on the basis of dollar volume patronage for the year of the loss or shall be charged to unallocated surplus as the board of directors may determine. Should the board of directors determine to distribute the loss to shareholders on the basis of dollar volume of patronage such loss shall be charged to shareholders' accounts as the board of directors may determine to be fair and equitable.


                                    ARTICLE VIII
                                   NON-PATRONAGE

All amounts received by this corporation from non-patronage sources, in excess of costs and expenses related to such non-patronage sources, or net income derived from business done by persons who are not common shareholders, net of taxes thereon, shall become property of this corporation.

                                     ARTICLE IX
                                    FISCAL YEAR

The fiscal year of this corporation shall commence on the first day of September in each year and shall end on the last day of the following August of each year.

                                     ARTICLE X
                        INDEMNIFICATION OF CORPORATE AGENTS

This corporation shall, to the full extent permitted or required by Minnesota Statute Section 300.082 and Acts amendatory thereof or supplementary thereto, and in the manner set forth therein, indemnify any director, officer, employee or agent of this corporation against his expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such shareholder in connection with any proceedings involving such director, officer, employee or agent of this corporation by reason of his being or having been such director, officer, employee or agent.

                                     ARTICLE XI
                                     DISSOLUTION

Upon dissolution, after (1) all debts and liabilities of this corporation shall have been paid, (2) the par value of the preferred shareholders' shares returned, (3) all capital furnished through patronage and unit retains shall have been retired without priority as to year on a pro rata basis, (4) all paid-in surplus theretofore allocated to particular shareholders or former shareholders has been returned and (5) the par value of common shareholders' shares returned, the liquidated value of the remaining property and assets of this corporation shall be distributed among the preferred shareholders in proportion to the preferred stock held by each. In the event that the liquidated value of the remaining property and assets of this corporation after satisfying all debts and liabilities shall be insufficient to satisfy items (2) through (5) above, such items shall be satisfied in the order stated before making a distribution of the next item.

                                    ARTICLE XII
                                     AMENDMENTS

These bylaws may be amended at any regular or special meeting at which a quorum is registered as being present or represented by mail vote, by a majority of the shareholders so present or represented by mail vote, where the notice of such meeting contains a summary statement of the proposed amendment.


Adopted April 26, 1973
Amended December 10, 1974
Amended August 27, 1975
Amended June 16, 1976
Amended December 8, 1976
Amended December 5, 1979
Amended April 26, 1995 (To be effective September 1, 1995)
Amended and Restated April 22, 1998

                                 SIGNATURES

PURSUANT TO THE REQUIREMENT OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.



                                         AMERICAN CRYSTAL SUGAR COMPANY
                                                  (REGISTRANT)




DATE:  JULY 1, 1998                         /S/ SAMUEL S. M. WAI
       --------------                       -------------------------
                                            SAMUEL S. M. WAI
                                            CORPORATE CONTROLLER
                                            DULY AUTHORIZED OFFICER AND
                                            PRINCIPAL FINANCIAL OFFICER